SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant ( X ) Filed by a Party other than the Registrant ( )


Check the appropriate line:

____      Preliminary Proxy Statement
____ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2) )
_X__      Definitive Proxy Statement
____      Definitive Additional Materials
____      Soliciting Material Pursuant to Section 240.14a-11 (c) or Section
          240.14a.-12


                             UNION ELECTRIC COMPANY
                (Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate line):

_X__      No fee required.

____      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
          11.

1)        Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

____      Fee paid previously with preliminary materials.

____ Check line if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)        Amount previously paid:

2)        Form, Schedule or Registration Statement No.:

3)        Filing Party:

4)        Date Filed:

UNION ELECTRIC COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
         Union Electric Company


         We will hold the Annual Meeting of Stockholders of Union Electric Company at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on Tuesday, April 28, 1998, at 9:00 A.M., for the purposes of

         (a) electing directors of the Company for terms ending in April 1999;

         (b)  acting on other proper business presented to the meeting.

         If you owned shares of the Company's capital stock at the close of business on March 6, 1998, you are entitled to vote at the meeting and at any adjournment thereof.

         To assure that your shares are represented at this meeting, please vote, date, sign, and return the enclosed proxy in the enclosed envelope. The prompt return of your proxy will reduce expenses.

By order of the President and the Board of Directors,



                                   James C. Thompson,
                                   Secretary.

         Admission to the meeting will be by ticket only. Persons without tickets will be admitted to the meeting upon verification of their stockholdings in the Company.


St. Louis, Missouri
March 31, 1998

PROXY STATEMENT OF UNION ELECTRIC COMPANY (First sent or given to stockholders March 31, 1998)

Principal Executive Offices:
 1901 Chouteau Avenue, St. Louis, Mo. 63103

         The enclosed proxy is solicited by the Board of Directors of Union Electric Company (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 28, 1998, and at any adjournment thereof.

         As information, the meeting will be held in conjunction with the meetings of the Company's parent, Ameren Corporation ("Ameren"), and Central Illinois Public Service Company ("CIPS").


VOTING

         Only stockholders at the close of business on the Record Date, March 6, 1998, are entitled to vote at the meeting. The voting securities of the Company on such date consisted of 102,123,834 shares of Common Stock, all of which were owned by Ameren, and 2,795,095 shares of Preferred Stock. In order to conduct the meeting, a majority of the outstanding shares entitled to vote must be represented. Each share is entitled to one vote on matters to come before the meeting, except that in the election of directors the stockholders have cumulative voting rights, which are not subject to any condition. Under cumulative voting each stockholder has the right to cast votes in the election of directors equal to the number of shares held by such stockholder, multiplied by the number of directors to be elected; in other words, five votes for each share. All such votes may be cast for one nominee or may be distributed among two or more nominees, but not among more than five nominees.

         A proxy can be revoked by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the meeting.

         Returned proxies which are properly marked and signed will be voted as directed. If you sign the proxy but do not make specific choices, your shares will be voted as recommended by the Board -- FOR the Board's nominees for Director. On any other matters, the named proxies will use their discretion.

         In determining whether a quorum is present at the meeting, shares registered in the name of a broker or other nominee, which are voted on some but not all matters, will be included. In tabulating the number of votes cast, withheld votes, abstentions, and non-votes by banks and brokers are not included.

         The Board of Directors has adopted a confidential voting policy for proxies.

         Item (1): Election of Directors. At the meeting five directors are to be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees designated by the Board of Directors, all of whom are executive officers of the Company or its affiliates, are listed below with information about their principal occupations and backgrounds.

The five nominees for director who receive the most votes will be elected.


PAUL A. AGATHEN
Senior Vice President - Energy Supply Services of the Company. Mr. Agathen was employed by the Company in 1975 as an attorney. He was named General Attorney of the Company in 1982 and was elected Vice President, Environmental and Safety in 1994. He was elected to his present position in 1996. He is also a director of CIPS. Age: 50.


DONALD E. BRANDT
Senior Vice President - Finance and Corporate Services of the Company. Mr. Brandt worked for Price Waterhouse from 1975 until his appointment as Controller of the Company in 1983. He was elected Vice President in 1985; Senior Vice President in 1988; and was named to his present position in 1993. Mr. Brandt is also a director of Huntco, Inc., The ARCH Fund, Inc., and CIPS. Age: 43.


CHARLES W. MUELLER
President and Chief Executive Officer of the Company. Mr. Mueller began his career with the Company in 1961 as an engineer. He was named Treasurer in 1978 and Vice President-Finance in 1983. Mr. Mueller was elected Senior Vice President-Administrative Services in 1988; President in

1993; and, on January 1, 1994, was also named Chief Executive Officer. Mr. Mueller is also a director of Angelica Corporation, Ameren and CIPS. Director since 1993. Age: 59.


GARY L. RAINWATER
President and Chief Executive Officer and director of CIPS, an electric and gas utility serving portions of Illinois. Mr. Rainwater was elected Executive Vice President of CIPS in January 1997 and was named to his present position in December 1997. Before joining CIPS he worked for the Company for 17 years and was elected a vice president in 1993. Director since 1997. Age: 51.


CHARLES J. SCHUKAI
Senior Vice President - Customer Services of the Company. Mr. Schukai joined the Company in 1957 as a student engineer. He was named Director, Regional Operations in 1981, Vice President of Regional Operations in 1983, Vice President of Transmission and Distribution in 1985, and was elected to his present position in 1988. He is a director of Ameren. Age: 63.


         The Board of Directors knows of no reason why any nominee will not be able to serve as a director. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for a substitute nominee approved by the Board.

         During 1997, the Company's Board met six times and an aggregate of nine committee meetings were held. During the year, each director attended at least 88% of the meetings of the Board and the Board Committees of which they were members, and aggregate attendance of the Board as a group exceeded 97%.

         Board Committees - The Board committees of the Company's parent, Ameren, perform committee duties for the Company's Board.

         Age Policy - Directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at such meeting.

     Item (2): Other Matters. The Board of Directors does not know of any matters, other than the election of directors, which may be presented to the meeting.

         Security Ownership. The 102,123,834 outstanding shares of the Company's Common Stock are owned by Ameren. Of the 2,795,095 shares of the Company's outstanding Preferred Stock, 300 shares are owned by an executive officer of the Company.

PERFORMANCE GRAPH


             5 Tear Cumulative Total Return UE, S&P 500, EEI Index*
    *Edison Electric Institute Index of 100 investor-owned electric utilities
     Value of $100 invested on 12/31/92, including reinvestment of dividends

              DATA            UE        S&P 500        EEI INDEX
              ----            --        -------        ---------

              1993            111         110             111
              1994            107         111              98
              1995            135         153             129
              1996            133         189             130
              1997            159         252             166

COMPENSATION

         All nominees for director are executive officers of Ameren or its subsidiaries, and they will not receive compensation for their services as a director.


Human Resources Committee Report on Executive Compensation for 1997:

         The Company's goal for executive salaries is to approximate the median of the range of salaries paid by similarly-situated companies. Accordingly, the Human Resources Committee of the Company's (now Ameren Corporation's) Board of Directors, which Committee is comprised entirely of non-employee directors, makes annual reviews of the compensation paid to the Company's executive officers. The Committee's salary decisions with respect to the five highest paid officers are subject to approval by the Board of Directors. Following the annual reviews, the Committee authorizes appropriate changes as determined by the three basic components of the Company's executive compensation program, which are:

         o  Base salary,
         o  A performance-based incentive plan, and
         o  Long-term stock-based awards.

         First,  in  evaluating  and setting  base  salaries  for the  Company's executive officers, including the Chief Executive Officer, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution to the results of Company operations; the impact of conditions under which the Company operated; the effect of economic changes on the Company's salary structure; and comparisons with compensation paid by similarly-situated companies. Such considerations are subjective, and specific measures are not used in the review process. The "similarly-situated companies" used for salary comparisons are included in the EEI Index referred to in the Performance Graph on page 5.

         The second component of the Company's executive compensation program is a performance-based Executive Incentive Compensation Plan established by the Board, which provides specific, direct relationships between corporate results and Plan compensation. The Plan is designed to encourage achievement of goals and, for 1997, measurable stockholder and customer-related objectives -- specifically goals pertaining to return on equity and control of operating and maintenance expenses and wages -- were set by the Human Resources Committee. At the end of each year the Committee compares results of operations with the targeted objectives. If the objectives are met, the Committee authorizes incentive payments within prescribed ranges based on individual performance and degree of responsibility. If basic corporate objectives are not achieved, no payments are made. Under the Incentive Plan, it is expected that payments to the Chief Executive Officer will range from zero to 37% of base salary, and during the past three years actual payments have averaged 35% of base salary.

         The third component of the 1997 executive compensation program is the Long-Term Incentive Plan of 1995, which also ties compensation to performance. The Plan was approved by shareholders at the 1995 Annual Meeting and provides for the grant of options, performance dividend rights, and/or other awards. The Human Resources Committee determines who participates in the Plan and the number and types of awards to be made. They also set the terms, conditions, performance requirements and limitations applicable to each award under the Plan. Awards are expected to be at levels that approximate the median of the range of awards granted by similarly-situated companies.

         In determining the reported 1997 compensation of the Chief Executive Officer, as well as compensation for the other executive officers, the Human Resources Committee considered and applied the factors discussed above. Specific recognition was given to the generally favorable level of 1996 earnings per share, which was achieved despite a rate reduction, significant rate credits to Missouri customers, and continuing expenses related to the merger with CIPSCO Incorporated. Further, the reported compensation reflects an above-average level of achievement in meeting 1997 performance targets for return on equity and control of labor costs and other operating and maintenance expenses. The 1997 salary of the Chief Executive Officer also recognizes the additional experience he has gained in the position since his election on January 1, 1994. Authorized salaries for the Company's executive officers fell within the ranges of those paid by similarly-situated companies.


                           /s/ John Peters MacCarthy, Chairman
                                    Thomas A. Hays
                                    Robert H. Quenon

                           SUMMARY COMPENSATION TABLE


                                                        Long-Term
                                                      Compensation
Name                                                  ------------
and                                    Annual          Securities     All Other
Principal                           Compensation       Underlying     Compen-
Position                  Year   Salary($)  Bonus($)   Options(#)     sation($)
--------                  ----   ---------  --------   ----------     ---------

C. W. Mueller,            1997    500,000   155,000      23,000        45,723*
President and             1996    441,000   165,000      17,700        39,306
Chief Executive Officer   1995    420,000   157,000      15,000        33,935

C. J. Schukai             1997    269,000    68,000       7,800        36,839*
Senior Vice               1996    258,000    76,000       6,800        33,506
President                 1995    246,000    72,000       5,600        31,708

D. E. Brandt              1997    254,000    64,000       7,800        27,580*
Senior Vice               1996    242,000    69,000       6,800        24,278
President                 1995    228,000    67,000       5,600        17,254

P. A. Agathen             1997    215,000    51,000       7,800        18,045*
Senior Vice               1996    200,000    55,000       6,800        15,257
President                 1995    142,000    29,000       2,100        13,544

C. A. Bremer              1997    214,000    36,000       3,400        25,978*
Vice                      1996    207,000    42,000       2,500        22,623
President                 1995    200,000    40,000       5,600        20,050


* Amounts  include  (a)  matching  contributions  to the  401(k)  plan  and  (b)
  above-market earnings on deferred compensation, as follows:
                                    (a)               (b)
   C. W. Mueller                 $ 4,750          $ 40,973
   C. J. Schukai                   4,071            32,768
   D. E. Brandt                    4,610            22,970
   P. A. Agathen                   4,705            13,340
   C. A. Bremer                    4,750            21,228


                              OPTION GRANTS IN 1997


                       Number of                                         Grant
                       Shares        % of Total                          Date
                       Underlying    Options      Exercise               Present
                       Options       Granted to   Price      Expiration  Value(3)
Name                   Granted(1)(2) Employees    ($/Sh)        Date       ($)
--------------------   ------------- ----------   --------   ----------  -------

C. W. Mueller.......     23,300        11.90       38 1/2      2/10/07    79,453
C. J. Schukai.......      7,800         3.98       38 1/2      2/10/07    26,598
D. E. Brandt........      7,800         3.98       38 1/2      2/10/07    26,598
P. A. Agathen.......      7,800         3.98       38 1/2      2/10/07    26,598
C. A. Bremer........      3,400         1.74       38 1/2      2/10/07    11,594


(1) For the options shown above, an equal number of dividend rights ("rights") were granted. The rights, which were granted pursuant to the Long-Term Incentive Plan of 1995, provide the opportunity to earn an amount equal to a percentage of the dividends that would have been paid had the participant acquired the shares underlying the stock options. Awards based on the rights are paid, as determined by the Human Resources Committee, based on the Company's results measured over a three-year performance period. The performance period for these rights is from January 1, 1997 to December 31, 1999. The performance measure associated with the rights is the Company's total shareholder return compared to such return for a comparison group consisting of the "Edison Electric Institute Index of 100 Investor-Owned Electrics." Total shareholder return ("TSR") is defined as the sum of the percentage change in the price of the Company's Common Stock and dividends paid (assuming reinvestment) over the performance period. Award payouts, if any, will be determined at the end of the performance period, based upon the Company's three-year TSR ranking against the three-year TSR of the comparison group. Award payouts may range from 50% of dividends paid during the performance period (if the Company's TSR is equal to or greater than 50% of the companies in the comparison group) to 150% of such dividends (if the Company's TSR is equal to or greater than 90% of the companies in the comparison group). If the Company's TSR during the performance period is less than 50% of the companies in the comparison group no awards will be made.

(2) Options vest 25% annually beginning February 10, 1999.

(3) The Grant Date Present Values were determined using the binomial option pricing model, a derivative of the Black-Scholes option pricing model. Assumptions used for the model are as follows: an option term of ten years, stock volatility of 13.17%, dividend yield of 6.53%, risk-free interest rate of 5.70%, and a vesting restrictions discount rate of 3% per year over the five-year vesting period.

     The Grant Date Present Value calculation is presented in accordance with SEC proxy requirements, and the Company has no way to determine whether the pricing model can properly determine the value of an option. There is no assurance that the value, if any, that may be realized will be at or near the value estimated by the model. No value will be realized by the optionees unless the stock price increases from the exercise price, in which case shareholders would benefit commensurately.



                      AGGREGATED OPTION EXERCISES IN 1997
                               AND YEAR-END VALUES


                                                                        Value of
                                            Unexercised               In-the-Money
                Shares                        Options                   Options
                Acquired  Value            at Year End(#)            at Year End($)
                  on      Realized         --------------            --------------
Name            Exercise      $      Exercisable  Unexercisable Exercisable  Unexercisable
-------------   --------  --------   -----------  ------------- -----------  -------------

C. W. Mueller        0        0         3,750         52,250       27,656       198,069
C. J. Schukai        0        0         1,400         18,800       10,325        69,725
D. E. Brandt         0        0         1,400         18,800       10,325        69,725
P. A. Agathen        0        0           525         16,175        3,872        50,356
C. A. Bremer         0        0         1,400         10,100       10,325        47,750






Retirement Plan:

         The following table shows estimated annual benefits payable under the Company's defined benefit retirement plan:


                           Years of Service at Age 65
                           --------------------------
Average
Base Salary            15          20           25           30            35
-----------            --          --           --           --            --

$150,000.......... $ 34,366    $ 45,821     $ 57,276     $ 68,732      $ 80,187
$200,000..........   46,367      61,822       77,278       92,733       108,189
$250,000..........   58,365      77,820       97,275      116,730       136,185
$300,000..........   70,366      93,821      117,276      140,732       164,187
$400,000..........   94,365     125,820      157,275      188,730       220,185
$500,000..........  118,367     157,822      197,278      236,733       276,189
$600,000..........  142,366     189,821      237,276      284,732       332,187


     Benefits shown in the schedule are computed on a straight life annuity basis and do not have a primary Social Security offset or other offset amounts. Covered remuneration consists of base wages only, which is equivalent to amounts reported under "Salary" in the Summary Compen- sation Table. Years of accredited service for the officers named in the Compensation Table are as follows: Mr. Mueller 37; Mr. Schukai 40; and Mr. Brandt 15; Mr. Agathen 23; and Mr. Bremer 31.

Severance Plan:

         The Board has approved adoption of the Union Electric Company Change of Control Severance Plan, pursuant to which designated officers, including those named in the Summary Compensation Table, are entitled to receive certain severance benefits if their employment is terminated under certain defined circumstances within three years after the merger with CIPSCO Incorporated or another transaction that meets the definition of "change of control". Severance benefits are based upon a period of two or three years, depending on position. A designated officer who becomes entitled to severance will receive the following: a lump sum cash payment of salary and unpaid vacation pay through the date of termination, a pro rata bonus for the year of termination, and base salary and bonus for the defined severance period; continued employee welfare benefits for the severance period; a lump sum payment equal to the actuarial value of the additional benefits under the Company's qualified and supplemental retirement plans the party would have received had they remained employed for the severance period; and outplacement services at a cost of not more than $30,000. They will also be eligible for an additional payment, if necessary, to make them whole for any excise tax on excess payments imposed.


INDEPENDENT ACCOUNTANTS

         The Company has not selected its independent accountants for 1998. This selection will be made by the Board of Directors of Ameren Corporation after the Auditing Committee of that Board has reviewed the prior year's audit report with representatives of the independent accountants for such year. After such review, the Auditing Committee will recommend to that Board for its approval the selection of independent accountants for 1998 and the fees to be paid for the regular annual audit.

         Price Waterhouse LLP served as the Company's independent accountants in 1997. Representatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.


STOCKHOLDER PROPOSALS

         Any stockholder proposal intended for inclusion in the proxy material for the Company's 1999 annual meeting of stockholders must be received by December 1, 1998.

         In addition, under the Company's By-Laws, shareholders who intend to submit a proposal in person at an Annual Meeting, or who intend to nominate a director at a Meeting, must provide advance written notice along with other prescribed information. In general, said notice must be received by the Secretary of the Company not later than 60 nor earlier than 90 days prior to the Meeting. A copy of the By-Laws can be obtained by written request to the Secretary of the Company.


MISCELLANEOUS

         In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of stock of the Company. Proxies may be solicited by officers, directors and key employees of the Company on a voluntary basis without compensation therefor. The Company will bear the cost of soliciting proxies on its behalf.

UNION ELECTRIC COMPANY
P. O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149                            PROXY




         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 1998


The undersigned hereby appoints CHARLES W. MUELLER and JAMES C. THOMPSON, and either of them, each with the power of substitution, as proxy for the undersigned, to vote all the shares of capital stock of UNION ELECTRIC COMPANY represented hereby at the Annual Meeting of Stockholders to be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on April 28, 1998 at 9:00 A.M., and at any adjournment thereof, upon all matters that may be submitted to a vote of stockholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy form and in their discretion on any other matter that may be submitted to a vote of stockholders.

     NOMINEES FOR DIRECTOR - PAUL A. AGATHEN, DONALD E. BRANDT, CHARLES W.
                             MUELLER, GARY L. RAINWATER AND CHARLES J. SCHUKAI


PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE hereof and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

                                SEE REVERSE SIDE

                   - - THANK YOU FOR YOUR PROMPT ATTENTION - -

                              FOLD AND DETACH HERE



/ x / Please mark votes            This proxy will be voted as specified
      as in this example.          below.  If no direction is made, this proxy
                  will be voted FOR all nominees listed on the
                                  reverse side.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEM 1.

           FOR all nominees         WITHHOLD AUTHORITY
           (except as listed        all nominees                 ATTENDANCE CARD
            below)                                                  REQUESTED
                                                                      /   /

ITEM 1            /   /                         /   /
ELECTION OF
DIRECTORS

FOR ALL EXCEPT:______________________________


                                                                             SEE
                        DATED________________1998                        REVERSE
                                                                            SIDE


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                        SIGNATURE - Please sign exactly as name appears hereon.

                        ---------------------------------------------
                        CAPACITY (OR SIGNATURE IF HELD JOINTLY)

                        Shares registered in the name of a Custodian or Guardian must be signed by such. Executors, administrators, trustees, etc. should so indicate when signing.